EXHIBIT 16.1

McGladrey LLP 20 North Martingale Road, Suite 500 Schaumburg, Illinois O 847.517.7070 F 847.517.7067 www.mcgladrey.com

June 5, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Covenant Bancshares, Inc. statements included under Item 4.01 of its Form 8-K/A filed on June 5, 2012 and we agree with such statements concerning our firm.

/s/McGladrey LLP

McGladrey LLP

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